Exhibit 10.34

Termination Agreement

This Termination Agreement (this “Agreement”) is entered into this 29th day of June, 2026, by and among Pulmatrix, Inc. (the “Parent”), EOS Senolytix, Inc. (the “Company”) and Senotherapeutix, Inc. (the “Stockholder”).

WHEREAS, on March 26, 2026, the Parent, the Company and PUOS Merger Sub, Inc. and entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”); and

WHEREAS, on March 26, 2026, the parties hereto entered into that certain Company Stockholder Support Agreement (the “Support Agreement”) whereby the Stockholder agreed to certain covenants including but not limited to voting their shares of the Company in favor of the Merger Agreement;

WHEREAS, the parties desire to enter into this Agreement for the purpose of terminating the Support Agreement effective immediately pursuant to Section 10(c) of the Support Agreement; and

WHEREAS, the parties acknowledge and agree that the termination of the Support Agreement pursuant to this Agreement will not constitute a breach of, give rise to any termination right under, or cause the failure of any condition precedent to the consummation of the transactions contemplated by, the Merger Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the surrender of all rights and obligations under the Support Agreement, the parties agree as follows:

1. Termination of Support Agreement. The parties agree that, effective immediately and by mutual written agreement of the parties pursuant to Section 10(c) of the Support Agreement, the Support Agreement is hereby terminated in its entirety and is of no further force or effect, and each of the undersigned and their respective subsidiaries and affiliates shall have no further rights, responsibilities, liabilities or obligations thereunder.

2. No Breach; No Effect on Merger Agreement. The parties acknowledge and agree that the execution and delivery of this Agreement and the termination of the Support Agreement effected hereby do not and shall not, with or without notice or lapse of time: (a) constitute or result in a breach, violation or default of, or require any consent or waiver under, the Merger Agreement, (b) give rise to any right of any party to terminate the Merger Agreement, including under Section 10.1 thereof, or (c) cause, or be deemed to cause, the failure of any condition precedent to the consummation of the Merger set forth in Section 7, Section 8 or Section 9 of the Merger Agreement to be satisfied. Each party agrees that it will not assert that the termination of the Support Agreement has any such effect.

3. Mutual Release. Effective upon the termination of the Support Agreement, each party, on behalf of itself and its respective subsidiaries, affiliates, and their respective successors, assigns, officers, directors, employees and agents (each, a “Releasing Party”), hereby irrevocably and unconditionally releases, acquits and forever discharges each other party and its respective subsidiaries, affiliates, and their respective successors, assigns, officers, directors, employees and agents from any and all claims, demands, actions, causes of action, liabilities, damages and obligations of every kind and nature, whether known or unknown, suspected or unsuspected, that such Releasing Party ever had, now has or may hereinafter have, in each case arising under, out of, or relating to the Support Agreement, including any liability for breach thereof; provided, however, that this release shall not extend to, and each Releasing Party expressly reserves all rights, claims and obligations with respect to: (a) the Merger Agreement and any rights, claims or obligations arising under or relating thereto, (b) the Lock-Up Agreements, the Company Stockholder Written Consent and any other agreement entered into in connection with the transactions contemplated by the Merger Agreement, and (c) this Agreement and the rights and obligations of the parties hereunder.

4. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns.

5. Severability. In the event that any provision of this Agreement violates any applicable statute, ordinance or rule of law, such provision shall be ineffective to the extent of such violation without invalidating any other provision herein.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

7. Counterparts; Complete Agreement. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereby acknowledge that this Agreement forms the complete agreement between the parties with respect to the specific subject matter contemplated by Section 1 hereof, and all prior agreements or negotiations, whether oral or written, with respect to such specific subject matter hereof are superseded hereby. This Agreement shall not be amended, supplemented or modified except by a writing signed by all of the parties.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

PARENT:

PULMATRIX, INC.

By:	/s/ Peter Ludlum
Name:	Peter Ludlum
Title:	Interim Chief Executive Officer

COMPANY:

EOS SENOLYTIX, INC.

By:	/s/ Kevin Slawin
Name:	Kevin Slawin
Title:	CEO

STOCKHOLDER:

SENOTHERAPEUTIX, INC.

By:	/s/ Kevin Slawin
Name:	Kevin Slawin
Title:	President and CEO

[Signature Page to Termination Agreement]